EXHIBIT 21.1

SUBSIDIARIES OF RENT-A-CENTER, INC.

ColorTyme, Inc., a Texas corporation

ColorTyme Finance, Inc., a Texas corporation

Get It Now, LLC, a Delaware limited liability company

Rainbow Rentals, Inc., an Ohio corporation

RAC Canada Finance LP, a Canadian limited partnership

RAC Canada Holdings, a Canadian partnership

RAC National Product Service, LLC, a Delaware limited liability company

Remco America, Inc., a Delaware corporation

Rent-A-Center Addison, L.L.C., a Delaware limited liability company

Rent-A-Center East, Inc., a Delaware corporation

Rent-A-Center International, Inc., a Delaware corporation

Rent-A-Center Texas, L.P., a Texas limited partnership

Rent-A-Center Texas, L.L.C., a Nevada limited liability company

Rent-A-Center West, Inc., a Delaware corporation

Rent-A-Centre Canada, Ltd., a Canadian corporation

RAC East Ohio, LLC, a Delaware limited liability company

The Rental Store, Inc., an Arizona corporation

RAC Mexico Holdings I, LLC, a Delaware limited liability company

RAC Mexico Holdings II, LLC, a Delaware limited liability company